                                                                    Exhibit 11a

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                      AMERICAN RISK MANAGEMENT GROUP, INC.
                         f/ka/ Coventry Industries Corp.

      Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST:      Amendment adopted:
            The name of the corporation is hereby changed from American Risk Management Group, Inc. to: Comprehensive Medical Diagnostics Group, Inc.

SECOND:     The date of the amendment's adoption: July 18, 2000.

THIRD: The amendment was adopted by the board of directors without shareholder action and shareholder action was not requred.

                              Signed this 18th day of July, 2000.


                              AMERICAN RISK MANAGEMENT GROUP, INC.


                              By:   /s/ Ronald Wilheim
                                    ----------------------------------------
                                    Ronald Wilheim
                                    Director


      [STAMPED]
      FILED
      00 JUL 21  PM12:19

      SECRETARY OF STATE
      TALLAHASSEE, FLORIDA